                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" and "Financial Statements" in the Statement of Additional Information and to the use of our reports dated March 14, 2003 with respect to the financial statements of Farm Bureau Life Variable Account and February 5, 2003 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 7 to the Registration Statement (Form N-6 No. 333-31444) and related Prospectus of Farm Bureau Life Variable Account (Flexible Premium Last Survivor Variable Life Insurance Policy) dated May 1, 2003.


                                                          /s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2003